UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2010

Date of Report (Date of earliest event reported)

Commission File Number: 005-85380

Alaska Pacific Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	10949905	20-4523691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 625, 2005 Costa Del Mar Road, Carlsbad CA, 92009

 (Address of Principal Executive Offices) (Zip Code)

604-274-1565

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common

Name of each exchange on which registered: OTC Bulletin Board

Securities registered pursuant to section 12(g) of the Act:

Common

 (Title of class)

Check the appropriate box below; if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

AVAILABLE INFORMATION

Alaska Pacific Energy Corp. files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC").  You may read and copy documents referred to in this Report on Form 8-K that have been filed with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 15, 2010 Alaska Pacific Energy Corp. (the “Company”) (OTCBB.ASKE), accepted the resignation of George Skrivanos a Director of the Company. Mr. Skrivanos has been a Director since September 10, 2007. His resignation is not the result of any disagreements with the Company.

Additionally, the Company has appointed Mr. Alpha YF Pang as a Director to replace Mr. Skrivanos. Mr. Pang has more than 30 years of experience in various business ventures including Real Estate Brokerage/Investment and business consultations to start up companies. He holds a B. Sc. degree from the University of Ottawa. Mr. Pang has served on the board of a number of resources companies as independent director in the private sector and on public sector companies listed on both Canadian and US exchanges.

In 1982, he started working in the Real Estate market and in July 1991 formed his own Real Estate Brokerage specializing in Commercial and Industrial real estate. He commenced his business consultation services for start-up companies in Canada in August, 1991 and joined Harbour Capital Management Group(1999) Inc. from September 1999 until December 2008 as Managing Director for the Far East Market. Mr. Pang’s duties included assisting clients to develop marketing plans, raising seed capital and restructuring companies to become public listed companies through the process of Reverse Take Over (RTO).

In September 2007, Mr. Pang acquired ownership of Sanford Exploration Inc., (a resource company formerly listed on the OTCBB) and restructured the company. The company acquired a computer green technology company and changed its name to Angstrom Microsystems Inc.,(AGMS:PK). He continues to serve on the management team as Chief Financial Officer and Director of the company.

Mr. Pang served as the board member of public companies from July 2002 as independent director for Talware Networks Inc. until November 2007 and YSV Ventures Inc. from February 2003 until November 2007.  He joined the board of Renforth Resources Inc. (CNSX: RFR) in April  2004, a private company focused on diamond resources. Renforth became a CNSX company in September 2008, the company is now exploring other resources in gold and nickel. Mr. Pang’s duties involve assessing management business decisions as a member of the Compensation and Governance committee for the Board of the company.

Since March 2008 Mr. Pang has served as a director of District Gold Inc., which has acquired a number of resource properties in gold and base metals in Canada and the US and is currently seeking a Canadian listing on CNSX. He is currently providing interim management to assist with the application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2010

ALASKA PACIFIC ENERGY CORP.

By: /s/ James R. King
James R. King
President, Chief Executive Officer and Director